Exhibit 4 part 2

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Springfield, MA 01111-0001

GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. This rider is not available for selection if the younger Covered Person is Age [81] or older. Except as modified by this rider, the provisions of the Contract also apply to this rider. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

The Contract is modified as follows:

The Guaranteed Minimum Withdrawal Benefit guarantees that each Contract Year after the Guaranteed Lifetime Withdrawal Date and during the life of the Covered Person, the Contract Owner may take withdrawals up to an amount equal to the Guaranteed Lifetime Withdrawal Amount (hereinafter referred to as “GLWA”), even if the Contract Value reduces to zero. The GLWA is described in the “Guaranteed Withdrawal Amount (GWA)/Guaranteed Lifetime Withdrawal Amount (GLWA)” section in this rider.

The following definitions are applicable to this rider only:

COVERED PERSON – The Covered Person is the person named on the Contract Schedule and whose life is used to determine the duration of the GLWA payments. The Covered Person must be an Owner, Joint Owner, an Annuitant, if the Contract is owned by a non-natural person, or, the spouse, if the sole primary beneficiary of a non-qualified contract, TSA, or an Individual Retirement Annuity, including a traditional, SEP, Simple, or Roth. A spouse must qualify as a “spouse” under federal law in order to be a Covered Person. Whenever “age” is referred to in this rider, it will be the age of the younger Covered Person. If the last surviving Covered Person is deceased or is no longer an Owner, Joint Owner, Annuitant, if the Contract is owned by a non-natural person, or, the spouse, if the sole primary beneficiary on one of the relevant contract types specified above; the rider terminates.

CREDIT PERIOD – A specified period of time after which an additional credit will be applied to the GMWB Benefit Base. The Credit Period is shown on the Contract Schedule.

GMWB BENEFIT BASE – The GMWB Benefit Base (hereinafter referred to as “Benefit Base”) is equal to the Contract Value on the Rider Effective Date adjusted for withdrawals, additions or annual ratchets. The Benefit Base cannot be withdrawn in a lump sum and will not exceed the Maximum Benefit Base shown on the Contract Schedule.

GUARANTEED LIFETIME WITHDRAWAL AMOUNT (GLWA) – On or after the Guaranteed Lifetime Withdrawal Date, the annual amount, up to a maximum withdrawal percentage, that is guaranteed to be available for withdrawals each Contract Year during the life of the Covered Person(s) while this rider is in effect.

GUARANTEED LIFETIME WITHDRAWAL DATE – The date on which the Company guarantees the Benefit Base for life. This date is determined on the Rider Effective Date, is based on the age of the younger Covered Person, and cannot be changed after rider issue. The date is shown on the Contract Schedule.

GMWB	1	[01-08]

Exhibit 4 part 2

GUARANTEED LIFETIME WITHDRAWAL PERCENTAGE – An annual percentage of the Benefit Base that can be withdrawn each Contract Year on or after the Guaranteed Lifetime Withdrawal Date. The Guaranteed Lifetime Withdrawal Percentage is shown on the Contract Schedule.

GUARANTEED WITHDRAWAL AMOUNT (GWA) – Prior to the Guaranteed Lifetime Withdrawal Date, the annual amount, up to a maximum withdrawal percentage, that is guaranteed to be available for withdrawals each Contract Year while this rider is in effect.

GUARANTEED WITHDRAWAL PERCENTAGE – An annual percentage of the Benefit Base that can be withdrawn each Contract Year prior to the Guaranteed Lifetime Withdrawal Date. The Guaranteed Withdrawal Percentage is shown on the Contract Schedule.

OWNERSHIP

Single Life Option

•	If an individually owned Contract, the Covered Person must be the Contract Owner.
•	If the Owner is a non-natural person, the Covered Person must be the Annuitant.
•	If there are Joint Contract Owners, the Covered Person will be the Contract Owner who has been elected to be the Covered Person.
•	If there are Joint Contract Owners, they must be spouses and the only primary beneficiaries.

Joint Life Option

•	If an individually owned Contract, the Covered Person must be the Contract Owner. The second Covered Person must be the spouse of the Contract Owner and the sole primary beneficiary.
•	If the Owner is a non-natural person, the Covered Person must be the Annuitant. The second Covered Person must be the spouse of the Annuitant and the sole primary beneficiary.
•	If there are Joint Contract Owners, the Covered Persons must be spouses, Joint Contract Owners and the only primary beneficiaries.

CALCULATION OF BENEFIT BASE

The initial Benefit Base is the Contract Value as of the Rider Effective Date, which is equal to the initial Purchase Payment at Contract Issue.

As described below, the Benefit Base may increase as a result of additional Purchase Payments, Credits, or an Annual Ratchet, and may decrease as a result of withdrawals. In no event will the Benefit Base exceed the Maximum Benefit Base shown on the Contract Schedule.

ADDITIONAL PURCHASE PAYMENTS

Each time an additional Purchase Payment is received prior to the Guaranteed Lifetime Withdrawal Date, the Benefit Base will increase by the amount of that additional Purchase Payment. After the Guaranteed Lifetime Withdrawal Date, an increase to the Benefit Base due to an additional Purchase Payment is determined as follows:

1.	If there have been no additional Purchase Payments or Annual Ratchets, since the Guaranteed Lifetime Withdrawal Date, then all withdrawals since the Guaranteed Lifetime Withdrawal Date

GMWB	2	[01-08]

Exhibit 4 part 2

will be deducted from the additional Purchase Payment. Any Additional Purchase Payment Amount remaining after that deduction will be added to the Benefit Base.

2.	If the Benefit Base has been adjusted due to additional Purchase Payments or Annual Ratchets, then the current additional Purchase Payment will be reduced by withdrawals offset for the additional Purchase Payments that have not increased the Benefit Base. The withdrawals and additional Purchase Payments that have not adjusted the Benefit Base are determined beginning with the later of (a) an increase in Benefit Base by an additional Purchase Payment, or (b) an Annual Ratchet. Any amount of the current additional Purchase Payment remaining after the reduction will be added to the Benefit Base.

Additional Purchase Payment Limits

Subject to the limitations shown on the Contract Schedule, the Contract Owner may make subsequent Purchase Payments. Any Purchase Payments received on or after age [81] will not increase the Benefit Base.

The Company reserves the right to limit additional purchase payments when this rider is elected.

The Company may waive the Additional Purchase Payment Limit in a uniform and nondiscriminatory manner upon prior written notice.

CREDIT

During the Credit Period, if no withdrawals are taken during a particular Contract Year, then the Benefit Base will increase on the following Contract Anniversary by an amount equal to [6%] multiplied by the initial Benefit Base, increased by the Purchase Payments applied to the Benefit Base (as described in the “Additional Purchase Payments” provision above) since the Rider Effective Date.

If however, the Benefit Base was previously recalculated by an annual ratchet or a withdrawal, then the Benefit Base will increase by an amount equal to [6%] multiplied by the Benefit Base immediately following the recalculation of the Benefit Base, increased by any Purchase Payments applied to the Benefit Base, and decreased for withdrawals taken prior to the Guaranteed Lifetime Withdrawal Date since such recalculation.

ANNUAL RATCHET

If, on any Contract Anniversary, the Contract Value prior to age [91], is greater than the Benefit Base on that date, the Benefit Base will automatically ratchet up to an amount equal to the Contract Value. The Contract Owner may opt out of any Annual Ratchet by Written Request to the Company 30 days prior to the Annual Ratchet Date.

ENHANCED BENEFIT BASE

If no withdrawals are taken prior to the Enhanced Benefit Base Date which is the later of [10 years] from the Rider Effective Date, or age [70], then the Benefit Base will be enhanced to equal the greater of the Benefit Base, or the Enhanced Benefit Base Amount. The Enhanced Benefit Base Date is shown on the Contract Schedule.

GMWB	3	[01-08]

Exhibit 4 part 2

The Enhanced Benefit Base Amount is equal to:

1.	the Benefit Base on the Rider Effective Date plus any Purchase Payments applied to the Benefit Base during the [12 months] following the Rider Effective Date multiplied by [200%]; plus
2.	any Purchase Payments applied to the Benefit Base during all subsequent Contract Years and prior to the Enhanced Benefit Base Date multiplied by [100%].

GUARANTEED WITHDRAWAL AMOUNT (GWA)/GUARANTEED LIFETIME WITHDRAWAL AMOUNT (GLWA)

The Guaranteed Withdrawal Amount (GWA) only applies if the Rider Effective Date is prior to the Guaranteed Lifetime Withdrawal Date. In that case, the initial Guaranteed Withdrawal Amount (GWA) is equal to the Guaranteed Withdrawal Percentage multiplied by the Benefit Base on the Rider Effective Date.

After the Rider Effective Date, and before the Guaranteed Lifetime Withdrawal Date, the GWA can increase if a Ratchet, Credit or Purchase Payment would result in a higher GWA than the current GWA. The GWA will decrease only if a withdrawal in excess of the GWA occurs, or the Benefit Base reduces to zero.

The Guaranteed Lifetime Withdrawal Amount (GLWA) applies on the later of the Guaranteed Lifetime Withdrawal Date, or the Rider Effective Date. The GLWA will not be determined before the Guaranteed Lifetime Withdrawal Date, and may be less than the current Guaranteed Withdrawal Amount (GWA).

Each time the Benefit Base is changed after the Guaranteed Lifetime Withdrawal Date, then the new GLWA will equal the Guaranteed Lifetime Withdrawal Percentage multiplied by the new Benefit Base.

WITHDRAWALS

If the total withdrawals in each Contract Year are equal to or less than the GWA or GLWA, any applicable Contingent Deferred Sales Charges (CDSC) or other withdrawal charges will not apply. If the total withdrawals in any Contract Year are greater than the GWA or GLWA, the amount in excess of the GWA or GLWA will be subject to any applicable Contingent Sales Charges (CDSC) or other additional withdrawal charges.

Withdrawals will reduce the Contract Value by the amount of the withdrawal and any applicable withdrawal charges.

Effect of Withdrawals On or After the Guaranteed Lifetime Withdrawal Date

Beginning on the Guaranteed Lifetime Withdrawal Date, the Benefit Base will not reduce if total withdrawals during a Contract Year are less than or equal to the GLWA. If a withdrawal causes total withdrawals during a Contract Year to exceed the GLWA, or if total withdrawals during a Contract Year already exceeded the GLWA, then the Benefit Base will equal the lesser of:

1.	the Contract Value immediately after the withdrawal; or
2.	the Benefit Base immediately prior to the withdrawal minus the amount of the excess withdrawal.

Notwithstanding the reduction in the Benefit Base described above, the Benefit Base will not be reduced if all withdrawals during the Contract Year are for Required Minimum Distributions (RMD), calculated under an automatic distribution program, provided by the Company, even if such RMD distributions exceed the GLWA for the Contract Year.

GMWB	4	[01-08]

Exhibit 4 part 2

“Required Minimum Distribution (RMD)” is defined as any distribution that must be distributed to the Contract Owner or plan participant pursuant to Internal Revenue Code sections 401(a)(9), 403(b)(10), 408(b)(3) or 408A(c). Required Minimum Distributions are generally required to begin by April 1st of the year after a participant attains age 70  1/2, or for some qualified plans, the year of retirement, if later.

Effect of Withdrawals Prior to the Guaranteed Lifetime Withdrawal Date

Prior to the Guaranteed Lifetime Withdrawal Date, any withdrawal reduces the Benefit Base. If the withdrawal is less than or equal to the GWA amount, the withdrawal will reduce the Benefit Base on a dollar-for-dollar basis.

If the withdrawal is greater than the GWA amount, the Benefit Base will equal the lesser of:

1.	the Contract Value immediately after the withdrawal; or
2.	the Benefit Base immediately prior to the withdrawal minus the amount of the withdrawal.

Effect of Withdrawals on the Death Benefit

The Death Benefit provided by the Contract is also reduced by withdrawals under this rider, as follows:

Withdrawals made during any Contract Year will reduce the return of premium portion of the Death Benefit:

1.	on a dollar-for-dollar basis, if the withdrawal is less than or equal to the GWA, GLWA or an RMD amount elected under an automatic distribution program provided by the Company, as applicable; or
2.	on a pro-rata basis, for the amount of the withdrawal in excess of the GWA or GLWA, as applicable.

SETTLEMENT PHASE

When the rider enters its settlement phase, the Contract will continue but all other rights and benefits under the Contract, including Death Benefits, will terminate and additional Purchase Payments will not be accepted. The rider charge shown on the Contract Schedule will not be deducted during the rider’s settlement phase.

The rider will enter its settlement phase if the Contract Value falls below the minimum Contract Value, and the Benefit Base is still greater than zero. Settlement payments are determined as follows:

1.	If the Contract Value falls below the minimum Contract Value on or after the Guaranteed Lifetime Withdrawal Date, the Contract Owner will automatically receive settlement payments each Contract Year, during the life of the Covered Person, equal to the GLWA.
2.	If the Contract Value falls below the minimum Contract Value prior to the Guaranteed Lifetime Withdrawal Date, the Contract Owner will automatically receive settlement payments each Contract Year equal to the Guaranteed Withdrawal Percentage multiplied by the Benefit Base at the time the Contract enters the settlement phase.

The settlement payments will be paid no less frequently than annually.

GMWB	5	[01-08]

Exhibit 4 part 2

If the last surviving Covered Person dies during the settlement phase, then this rider terminates and no additional settlement payments will be paid.

EFFECT OF DEATH BENEFIT ON RIDER

If the Contract’s Death Benefit is paid while the rider is in effect, and the Beneficiary does not take the death benefit in a lump sum under the terms of the Contract, the following will determine if the rider continues or terminates:

1.	If the deceased Owner (or Annuitant if the Owner is a non-natural person) is the last surviving Covered Person, the rider will terminate. If the Beneficiary is the Covered Person’s spouse, he or she may continue the contract and apply for a new Guaranteed Minimum Withdrawal Benefit Rider subject to the availability and the Company’s then current rules and fees.

2.	If the deceased Owner (or Annuitant if the Owner is a non-natural person) is not the last surviving Covered Person, the rider will continue provided the Covered Person continues the Contract pursuant to Section 72(s)(3).

TERMINATION

This rider will terminate upon the earlier of:

1.	the date a Death Benefit is payable and the Beneficiary takes the Death Benefit as a lump sum under the terms of the Contract;
2.	the date the full Contract Value is used to purchase an Annuity Option;
3.	the date the Contract Value and the Benefit Base both equal zero;
4.	the date there is no longer a Covered Person under this rider;
5.	the date the Company receives a Written Request from the Contract Owner to terminate this rider; or
6.	termination of the Contract.

If the rider is terminated, it cannot be re-elected at a later date.

GMWB RIDER EXAMPLES

All values shown are hypothetical.

Example 1: Single Life Rider – Setting of Initial Values

The values shown are based on the following assumptions:

Contract Owner Age = 60

Initial Purchase Payment = $100,000

Rider Effective Date = Contract Effective Date

Guaranteed Lifetime Withdrawal Amount immediately applies since the Covered Person is age 60 on the Rider Effective Date

Contract Year	Purchase Payment	Withdrawal	Contract Value	Credit	Available GLWA	Benefit Base
Beginning Year 1	$100,000	$0	$100,000		$5,000	$100,000

GMWB	6	[01-08]

Exhibit 4 part 2

On the Rider Effective Date, the initial values are set as follows:

•	Benefit Base = initial purchase payment = $100,000
•	Guaranteed Lifetime Withdrawal Amount (GLWA) = 5% of Benefit Base = $5,000

Example # 2: Credit

The values shown are based on the following assumptions:

Contract Owner Age = 60

Initial Purchase Payment = $100,000

Rider Effective Date = Contract Effective Date

No withdrawals are taken during the first Contract Year

Guaranteed Lifetime Withdrawal Amount immediately applies since the Covered Person is age 60 on the Rider Effective Date

Contract Year	Purchase Payment	Withdrawal	Contract Value	Credit	Available GLWA	Benefit Base
End of Year 1	$100,000	$0	$105,100	$6,000	$5,300	$106,000

•	At end of 1st Contract Year, since there were no withdrawals, a credit of 6% of the initial Benefit Base is applied = $6,000
•	Benefit Base = Initial Benefit Base plus Credit = $106,000
•	Guaranteed Lifetime Withdrawal Amount (GLWA) = 5% of Benefit Base = $5,300

Example # 3: Withdrawal Not Exceeding the Guaranteed Lifetime Withdrawal Amount

The values shown are based on the following assumptions:

Contract Owner Age = 60

Initial Purchase Payment = $100,000

Rider Effective Date = Contract Effective Date

Withdrawal occurs in Contract Year 5

Guaranteed Lifetime Withdrawal Amount immediately applies since the Covered Person is age 60 on the Rider Effective Date

Contract Year (end of year)	Purchase Payment	Withdrawal	Contract Value	Credit	Available GLWA	Benefit Base
1	$100,000	$0	$105,100	$6,000	$5,300	$106,000
2			$110,500	$6,000	$5,600	$112,000
3			$116,000	$6,000	$5,900	$118,000
4			$122,000	$6,000	$6,200	$124,000
5		$6,200	$122,050	$0	$6,200	$124,000

•	At end of Contract Years one through four, since there were no withdrawals, a credit of 6% of the initial Benefit Base is applied = $6,000
•	Benefit Base at the end of Contract Year four = $124,000
•	Guaranteed Lifetime Withdrawal Amount (GLWA) = 5% of Benefit Base ($124,000) = $6,200
•	A withdrawal of $6,200 is taken in Contract Year 5, so a credit is not applied.
•	The Benefit Base remains at $124,000 as the withdrawal was not greater than the Guaranteed Lifetime Withdrawal Amount; so it is not reduced.

GMWB	7	[01-08]

Exhibit 4 part 2

Example # 4: Withdrawal Exceeding the Guaranteed Lifetime Withdrawal Amount

The values shown are based on the following assumptions:

Contract Owner Age = 60

Initial Purchase Payment = $100,000

Rider Effective Date = Contract Effective Date

Withdrawal occurs in Contract Year 5

Guaranteed Lifetime Withdrawal Amount immediately applies since the Covered Person is age 60 on the Rider Effective Date

Contract Year (end of year)	Purchase Payment	Withdrawal	Contract Value	Credit	Available GLWA	Benefit Base
1	$100,000	$0	$105,100	$6,000	$5,300	$106,000
2			$110,500	$6,000	$5,600	$112,000
3			$116,000	$6,000	$5,900	$118,000
4			$122,000	$6,000	$6,200	$124,000
5		$10,000	$121,000	$0	$6,010	$120,200

•	At end of Contract Years one through four, since there were no withdrawals, a credit of 6% of the initial Benefit Base is applied = $6,000
•	Benefit Base at the end of Contract Year four = $124,000
•	Guaranteed Lifetime Withdrawal Amount (GLWA) = 5% of Benefit Base ($124,000) = $6,200
•	A withdrawal of $10,000 is taken in Contract Year 5, so a credit is not applied. In addition, since the withdrawal is greater than the available GLWA ($6,200), any applicable CDSC would apply.
•

The Benefit Base is recalculated, as the withdrawal of $10,000 is greater than the GLWA of $6,200. There is an excess withdrawal of $3,800 ($10,000-$6,200). The Benefit Base is set to the lesser of a) contract value after the withdrawal ($121,000), or b) the Benefit Base immediately prior to the withdrawal $124,000 minus the excess withdrawal ($124,000 – $3,800) = $120,200.

•	Guaranteed Lifetime Withdrawal Amount (GLWA) is recalculated to equal 5% of the new Benefit Base ($120,200) = $6,010
•	The Contract Value is reduced by the amount of the withdrawal and any applicable CDSC.

Example # 5 – Annual Ratchet

The values shown are based on the following assumptions:

Contract Owner Age = 60

Initial Purchase Payment = $100,000

Rider Effective Date = Contract Effective Date

Withdrawal occurs in Contract Year 5

Guaranteed Lifetime Withdrawal Amount immediately applies since the Covered Person is age 60 on the Rider Effective Date

GMWB	8	[01-08]

Exhibit 4 part 2

Contract Year (end of year)	Purchase Payment	Withdrawal	Contract Value	Credit	Available GLWA	Benefit Base
1	$100,000	$0	$105,100	$6,000	$5,300	$106,000
2			$110,500	$6,000	$5,600	$112,000
3			$116,000	$6,000	$5,900	$118,000
4			$122,000	$6,000	$6,200	$124,000
5			$132,000	$6,000	$6,600	$132,000

•	At end of Contract Years one through five, since there were no withdrawals, a credit of 6% of the initial Benefit Base is applied = $6,000
•	Benefit Base at the end of Contract Year five is $132,000, as the Contract Value at the end of Contract Year five is greater than the benefit base of $124,000 plus the $6,000 credit.
•	Guaranteed Lifetime Withdrawal Amount (GLWA) = 5% of Benefit Base ($132,000) = $6,600

Example # 6: Withdrawals Not Exceeding the Guaranteed Withdrawal Amount and Transitioned to Guaranteed Lifetime Withdrawal Amount-At age 60

The values shown are based on the following assumptions:

Contract Owner Age at issue = 52

Initial Purchase Payment = $100,000

Rider Effective Date = Contract Effective Date

Withdrawal occurs in Contract Year 5

Guaranteed Withdrawal Amount applies until the Covered Person is age 60

Contract Year (end of year)	Age of Covered Person	Purchase Payment	Withdrawal	Contract Value	Credit	Available GWA/GLWA	Benefit Base
1	53	$100,000	$0	$105,100	$6,000	$5,300	$106,000
2	54			$100,000	$6,000	$5,600	$112,000
3	55			$105,000	$6,000	$5,900	$118,000
4	56			$110,000	$6,000	$6,200	$124,000
5	57		$6,200	$112,000	$0	$6,200	$117,800
6	58		$0	$120,000	$5,628	$6,200	$123,428
7	59		$6,200	$117,500	$0	$6,200	$117,228
8	60		$6,200	$109,225	$0	$5,551	$111,028
9	61		$5,551	$107,500	$0	$5,551	$111,028

•	At end of Contract Years one through four, since there were no withdrawals, a credit of 6% of the initial Benefit Base is applied = $6,000
•	Benefit Base at the end of Contract Year four = $124,000
•	Guaranteed Withdrawal Amount (GWA) = 5% of Benefit Base = $6,200
•	A withdrawal of $6,200 is taken in Contract Year 5, so a credit is not applied.
•	The Benefit Base is reduced by the amount of the withdrawal, as the withdrawal was taken prior to attainment of age 60.
•	The GWA remains at $6,200, as the withdrawal was not greater than the GWA.
•

At the end of Contract Year eight, the Benefit Base of $111,028 locks in as the Benefit Base, and the GLWA of $5,551 is calculated as 5% of the Benefit Base ($111,028) when the covered person attains age 60. It will no longer reduce, as long as withdrawals are not greater than the GLWA.

•	The Contract Value is reduced by the amount of the withdrawal.

GMWB	9	[01-08]

Exhibit 4 part 2

Example #7: Withdrawal Exceeding the Guaranteed Withdrawal Amount—Prior to age 60

The values shown are based on the following assumptions:

Contract Owner Age at issue = 54

Initial Purchase Payment = $100,000

Rider Effective Date = Contract Effective Date

Withdrawal occurs in Contract Year 5

Guaranteed Withdrawal Amount applies until the Covered Person is age 60.

Contract Year (end of year)	Age of Covered Person	Purchase Payment	Withdrawal	Contract Value	Credit	Available GWA	Benefit Base
1	55	$100,000	$0	$105,100	$6,000	$5,300	$106,000
2	56			$100,000	$6,000	$5,600	$112,000
3	57			$105,000	$6,000	$5,900	$118,000
4	58			$110,000	$6,000	$6,200	$124,000
5	59		$10,000	$104,500	$0	$5,225	$104,500

•	At end of Contract Years one through four, since there were no withdrawals, a credit of 6% of the initial Benefit Base is applied = $6,000
•	Benefit Base at the end of Contract Year four = $124,000
•	Guaranteed Withdrawal Amount (GWA) = 5% of Benefit Base = $6,200
•	A withdrawal of $10,000 is taken in Contract Year 5, so a credit is not applied.
•	The Benefit Base is reduced to the lesser of: a) the Contract Value after the withdrawal or, b) the Benefit Base immediately prior to the withdrawal, minus the withdrawal.
•	The GWA is modified to $5,225, as the withdrawal was greater than the GWA.
•	The Contract Value is reduced by the value of the withdrawal and any applicable CDSC.

Example #8: Enhanced Benefit Base

The values shown are based on the following assumptions:

Contract Owner Age at issue = 60

Initial Purchase Payment = $100,000

Rider Effective Date = Contract Effective Date

No withdrawals are taken

Contract Year (end of year)	Age of Covered Person	Purchase Payment	Withdrawal	Contract Value	Credit	Available GLWA	Benefit Base
1	61	$100,000	$0	$105,000	$6,000	$5,300	$106,000
2	62			$110,500	6,000	5,600	112,000
3	63			$116,000	6,000	5,900	118,000
4	64			$122,250	6,000	6,200	124,000
5	65			$128,000	6,000	6,500	130,000
6	66			$135,000	6,000	6,800	136,000
7	67			$141,500	6,000	7,100	142,000
8	68			$148,900	6,000	7,445	148,900
9	69			$156,492	8,934	7,891	157,834
10	70			$164,481	8,934	10,000	200,000

GMWB	10	[01-08]

Exhibit 4 part 2

•	At end of Contract Years one through eight, since there were no withdrawals, a credit of 6% of the initial Benefit Base is applied = $6,000
•	At the end of Contract Year eight, an Annual Ratchet applies as the Contract Value of $148,900 is greater than the Benefit Base of $148,000 ($142,000 + $6,000)
•	At the end of Contract Year nine, since there were no withdrawals, a credit of 6% of the last Ratcheted Benefit Base is applied (6% * 148,900) = $8,934
•	At the end of Contract Year ten, the Benefit Base is $166,768 ($157,834 + $8,934).
•

At the end of Contract Year ten, since no withdrawals were taken and the owner is age 70, the Enhanced Benefit Base takes effect, the Benefit Base is set equal to 200% of the initial Purchase Payment = $200,000, as it is greater than $166,768.

•	Guaranteed Lifetime Withdrawal Amount (GLWA) = 5% of the new Benefit Base ($200,000) = $10,000

Signed for Massachusetts Mutual Life Insurance Company by:

[ABCDE]	[ABC]
[SECRETARY]	[PRESIDENT]

GMWB	11	[01-08]